Exhibit 16.1

McNair, McLemore, Middlebrooks & Co., LLC
CERTIFIED PUBLIC ACCOUNTANTS
389 Mulberry Street ● Post Office Box One ● Macon, GA 31202
Telephone (478) 746-6277 ● Facsimile (478) 741-8353
mmmcpa.com

RANDOLPH NICHOLS	JASON A. PEACOCK
WILLIAM H. EPPS, JR.	DANIEL W. MILLER
RAYMOND A. PIPPIN, JR.	WILLIAM R. ROUNTREE
W. E. BARFIELD, JR.	CHARLES B. HALL
HOWARD S. HOLLEMAN	H. TERRELL McMICHAEL, JR.
F. GAY McMICHAEL	G. JUSTIN BANKSTON
RICHARD A. WHITTEN, JR.	TERESA F. BEHRMAN
ELIZABETH WARE HARDIN	CHRISTOPHER S. EDWARDS
RON C. DOUTHIT	KEITH M. SMALLWOOD MARJORIE
HUCKABEE CARTER
BRYAN A. ISGETT	OF COUNSEL
DAVID PASCHAL MUSE, JR.	SIDNEY E. MIDDLEBROOKS, PC
KATHY W. FLETCHER	RAY C. PEARSON
CAROLINE E. GRIFFIN

June 14, 2018

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Commissioners:

We have read the statements of Birch Communications Holdings, Inc. included under item 4.01 of Form 8-K of Fusion Connect, Inc. dated June 14, 2018 and agree with the statements concerning our Firm contained therein.

Sincerely,

McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLC

MACON, GA